UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2005

Owens & Minor, Inc.

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-9810	54-1701843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Cox Road Richmond, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 747-9794

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

2006 Incentive Program

Under the Owens & Minor, Inc. 2005 Stock Incentive Plan (the “Plan”), the Compensation & Benefits Committee (“Compensation Committee”) of the Board of Directors is responsible for designating participants to whom incentive awards are made for annual incentive payments and for determining the goals and objectives on which such incentive awards are based.

On December 19, 2005, the Board of Directors, upon the recommendation of the Compensation Committee, approved the 2006 Incentive Program which designates teammates of the Company eligible to participate in the program and specifies the terms and conditions of incentive awards that may be granted to such teammates under the Plan based upon the achievement of certain financial and operational results during calendar year 2006. Under the 2006 Incentive Program, all corporate officers, operating company officers and certain other teammates are eligible to participate in the program, provided the teammate is an active employee on December 31, 2006 and the date the award is granted.

The target cash and restricted stock awards as a percentage of base salary for the senior corporate officers are stated below:

Target as a Percent of Base Salary

Position	Cash	+	Restricted Stock	=	Total
President and CEO	60%	+	15%	=	75%
CFO/SVP Ops & Tech/General Counsel/SVP OMSolutions	40%	+	10%	=	50%
SVP	32%	+	8%	=	40%

The financial and operational objectives for the 2006 Incentive Program are based on the following criteria with the designated weights attached to them:

Performance Goal(1)	Weight
Net Sales	20%
Net Income	40%
SG&A Expense(2)	20%
Team-specific Goals	20%
Total	100%

(1)	The financial and operational objectives and weights for officers of the Company’s OMSolutions operating unit (“OMS”) are based on OMS net income (40%), OMS operating margin (20%), OMS program goals to be developed by senior management (20%) and overall Company net income (20%).

(2)	SG&A means the corporate office SG&A with respect to participants working out of the corporate office and excluding annual incentives and depreciation.

Incentive awards will be granted shortly after the end of the 2006 calendar year if performance criteria are met.

Officer Severance Policy Terms

On December 19, 2005, the Compensation Committee approved a formal officer severance policy to cover involuntary not for cause employment terminations of officers or their resignation at the request of the Company. This policy, which is attached as Exhibit 10.1 hereto, is intended to provide appropriate and competitive levels of severance and to eliminate as much as possible the need for negotiated severance amounts.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Owens & Minor, Inc. Officer Severance Policy Terms

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2005	OWENS & MINOR, INC.

	By:	/s/ Grace R. den Hartog
	Name:	Grace R. den Hartog
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Owens & Minor, Inc. Officer Severance Policy Terms